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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                              -------------------


         Date of Report (Date of earliest event reported): June 1, 1998

                         MERRILL LYNCH DEPOSITOR, INC.
            (ON BEHALF OF PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST)
             (Exact name of registrant as specified in its charter)

           DELAWARE                  333-29015          13-3891329
       (State or other              (Commission      (I.R.S. Employer
       jurisdiction of              File Number)    Identification No.)
       incorporation)

   WORLD FINANCIAL CENTER                                 10281
    NEW YORK, NEW YORK                                 (Zip Code)
   (Address of principal
     executive offices)

                              -------------------

       Registrant's telephone number, including area code: (212) 449-1000

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          Not Applicable

ITEM 2.   ACQUISITION OF DISPOSITION ASSETS

          Not Applicable

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not Applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not Applicable


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ITEM 5.           OTHER EVENTS

                  99.1 Distribution to holders of the Public STEERS(R) Series
                       TRV-C1 Trust Class A Certificates on June 1, 1998.

ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS

                  Not Applicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Financial statements of business acquired.

                      Not applicable.

                  (b) Pro forma financial information.

                      Not applicable.

                  (c) Exhibits.

                      99.1 Trustee's report in respect of the June 1, 1998
                           distribution to holders of the Public STEERS(R) Series 1998 TRV-C1 Trust Class A Certificates.

ITEM 8.           CHANGE IN FISCAL YEAR

                  Not Applicable.

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                  Not Applicable.


                                    SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    MERRILL LYNCH DEPOSITOR, INC.

Date:                               By:

                                       Name:  Frank D. Ronan
                                       Title: President



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                                 EXHIBIT INDEX


                  99.1 Trustee's report in respect of the June 1, 1998
                       distribution to holders of the Public STEERS(R) Series 1998 TRV-C1 Trust Class A Certificates.

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                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                   PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST

                               DISTRIBUTION DATE
                                  JUNE 1, 1998


  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Travelers Capital II Trust Preferred Securities (liquidation value $1,000 per Trust Preferred Security) (the "Underlying Securities"):

                    Interest:                $968,750.00
                    Principal:               0.00
                    Premium:                 0.00

 (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                    Paid by the Trust:           $0.00
                    Paid by the Depositor:   $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

               Class A:
                    Interest:                $344,444.44
                    Principal:                     $0.00

                    Unpaid Interest Accrued:       $0.00

 (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                    Principal Amount:        $25,000
                    (Liquidation Value $1,000 per Trust Preferred Security)
                    Interest Rate:           7.75%
                    Rating:
                         Moody's Investor Service           aa3
                         Standard & Poor's Rating Service   A+
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     (v)  the aggregate Certificate Principal Balance (or Notional Amount, if
          applicable) of each Class of such Series at the close of business on such Distribution Date.

                         Class A: ($10 Stated Amount)
                         Initial Principal Balance:    $2,500,000
                         Reduction:                            (0)
                                                       -----------
                         Principal Balance 6/1/98:     $2,500,000